UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date of earliest event reported): February 7, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 7, 2007, Concentra Operating Corporation (the “Company”) and certain of its subsidiaries, Concentra Health Services, Inc., National Healthcare Resources, Inc. and Concentra Integrated Services, Inc. (“CISI”) entered into a Purchase Agreement (the “Purchase Agreement”) with Coventry Health Care, Inc., a Delaware corporation (“Coventry”) and Coventry Health Care Workers Compensation, Inc., a Delaware corporation and direct wholly-owned subsidiary of Coventry (“Buyer”).

Pursuant and subject to the terms and conditions set forth in the Purchase Agreement, Buyer has agreed to acquire the Company’s workers’ compensation managed care services business (the “Acquired Business”) for $387,500,000 in cash, as adjusted pursuant to the Purchase Agreement, and the assumption of the Assumed Liabilities (as defined in the Purchase Agreement) (the “Sales Transaction”).

Pursuant and subject to the terms and conditions of the Purchase Agreement, the Buyer has agreed to acquire all of the Acquired Assets (as defined in the Purchase Agreement) of CISI and all of the issued and outstanding stock of the following indirect, wholly-owned subsidiaries of the Company: (1) First Script Network Services, Inc. (“FSNS”); (2) MetraComp, Inc. (“MC”); and (3) FOCUS Healthcare Management, Inc. (“FOCUS,” and together with FSNS and MC, the “Acquired Entities”).

Consummation of the Sales Transaction is subject to the conditions set forth in the Purchase Agreement, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of certain legal impediments.

Consummation of the Sales Transaction is also subject to the termination rights set forth in the Purchase Agreement, including, among others, the right of either party to terminate the Purchase Agreement if the closing of the Sales Transaction has not occurred on or before August 7, 2007, subject to extension in the circumstance set forth in the Purchase Agreement.

In connection with the Sales Transaction, the Company will be required to obtain the consent of its lenders under its Senior Credit Facility. The Company currently intends to commence this amendment process on or about Wednesday, February 14, 2007, after the public release of its prior year financial results.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1, and incorporated herein by reference. Exhibits A through N of the Purchase Agreement have not been filed. The Company agrees to furnish supplementally a copy of such exhibits to the Securities and Exchange Commission upon request.

Item 7.01	Regulation FD Disclosure.

On February 8, 2007, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Purchase Agreement dated February 7, 2007 by and among Coventry Health Care, Inc., Coventry Health Care Workers Compensation, Inc., Concentra Operating Corporation, Concentra Health Services, Inc., National Healthcare Resources, Inc. and Concentra Integrated Services, Inc.

99.1	Press release dated February 8, 2007.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure), including exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President,
General Counsel and Corporate Secretary

Date: February 9, 2007

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Purchase Agreement dated February 7, 2007 by and among Coventry Health Care, Inc., Coventry Health Care Workers Compensation, Inc., Concentra Operating Corporation, Concentra Health Services, Inc., National Healthcare Resources, Inc. and Concentra Integrated Services, Inc.

99.1	Press release dated February 8, 2007.